UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
December 5, 2016

GoDaddy Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36904	46-5769934
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

14455 N. Hayden Road
Scottsdale, Arizona 85260
(Address of principal executive offices, including zip code)

(480) 505-8800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Share Purchase Agreement
On December 5, 2016, certain subsidiaries of GoDaddy Inc. (the “Company”) entered into an agreement on the sale and purchase of all shares in Host Europe Holdings Limited (“HEG”) and certain loan notes issued by Host Europe Finance Co. Limited, by and among Go Daddy Operating Company, LLC (the “Buyer”), Desert Newco, LLC (the “Guarantor”), the Cinven Sellers identified on Schedule 1 thereto, the Minority Sellers identified in Schedule 2 thereto, the Management Sellers identified on Schedule 3 thereto (the Cinven Sellers, the Minority Sellers and the Management Sellers collectively the “Sellers”) and Cinven Capital Management (V) GP Ltd, as the Sellers’ Representative (the “Share Purchase Agreement”). Concurrently with the execution of the Share Purchase Agreement, each of Patrick Pulvermüller and Tobias Mohr, who are members of the management team of HEG (together, the “Management Warrantors”) executed and delivered a management warranty deed in favor of the Buyer (the “Management Warranty Deed”), pursuant to which the Management Warrantors have made certain warranties concerning the HEG business to the Buyer.
Pursuant to the terms of the Share Purchase Agreement and subject to the conditions therein, on the closing date, the Buyer will purchase all of the outstanding shares of HEG and related loan notes for approximately EUR 1.69 billion (approximately US $1.79 billion as of December 5, 2016) (the “Purchase Price”), including approximately EUR 605 million paid to the selling shareholders and approximately EUR 1.08 billion in assumed net debt (the “Transaction”), subject to certain adjustments provided for in the Share Purchase Agreement. The Guarantor will guarantee payment of the purchase price by the Buyer. The Company is the sole managing member, has all voting power in, and controls the management of, the Guarantor.
Consummation of the Transaction is subject to certain conditions, including (1) the absence of any law or order in the United Kingdom, Switzerland, Germany or Spain restraining, enjoining or otherwise prohibiting consummation of the Transaction, (2) the receipt of the necessary merger control approvals and/or clearances contemplated by the merger control rules of Germany and the United Kingdom (the “Antitrust Clearances”), (3) subject to specific standards, the accuracy of certain guarantees made by the Sellers and Loan Note Holders (as defined in the Share Purchase Agreement), (4) performance and compliance by the Sellers and Loan Note Holders in all material respects with their respective obligations under the Share Purchase Agreement, (5) the absence of a Company Material Adverse Effect (as defined in the Share Purchase Agreement), and (6) the delivery of certain financial statements of HEG. The Transaction is not contingent on the Buyer’s ability to procure debt financing and as such, if the Buyer is unable to secure the necessary financing arrangements contemplated by the Commitment Documentation (as defined below), the Buyer may be liable for the entirety of the Purchase Price.
Additionally, the Share Purchase Agreement requires that the Buyer take all actions necessary to prepare the necessary filings for the Antitrust Clearances and to take any and all steps necessary or desirable to avoid or eliminate each and every impediment under any applicable antitrust or competition law that may be asserted, subject to certain limitations. However, neither the Company nor its subsidiaries will be required to divest, hold separate, or enter into any license or similar arrangement with respect to, or agree to restrict the ownership or operation of, or agree to conduct or operate in a specified manner, any portion of their business or assets.
The Share Purchase Agreement may be terminated at any time prior to the closing date by mutual written consent of the Buyer and the Sellers’ Representative, and under certain other conditions, including in the event that the Transaction is not consummated by December 5, 2017.
The foregoing descriptions of the Share Purchase Agreement and Management Warranty Deed do not purport to be complete and are qualified in their entirety by reference to the full text of the Share Purchase Agreement and Management Warranty Deed, respectively. Copies of the Share Purchase Agreement and the Management Warranty Deed are filed as Exhibits 2.1 and 2.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.
The Share Purchase Agreement, the Management Warranty Deed and the above descriptions have been included to provide investors and securityholders with information regarding the terms of the Share Purchase Agreement and the Management Warranty Deed. They are not intended to provide any other factual information about the Buyer, HEG, or their respective subsidiaries or affiliates or stockholders. The representations, warranties and covenants contained in the Share Purchase Agreement and the Management Warranty Deed were made only for purposes of the Share Purchase Agreement and the Management Warranty Deed and as of specific dates; were solely for the benefit of the parties thereto; and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other for the purposes of allocating contractual risk between them that differ from those applicable to investors or securityholders. Investors and securityholders should be aware that the representations, warranties and covenants or any description thereof may not reflect the actual state of facts or condition of the Buyer, HEG, or any of their respective subsidiaries, affiliates, businesses, or stockholders. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Share Purchase Agreement and the Management Warranty Deed. Accordingly, investors and securityholders should read the representations and warranties in the Share Purchase Agreement and the Management Warranty Deed not in isolation but only in conjunction with the other information about the Buyer and its subsidiaries that the Company includes in reports, statements and other filings it makes with the U.S. Securities and Exchange Commission (the “SEC”).
Financing Commitment
In connection with the execution of the Share Purchase Agreement, on December 5, 2016, the Buyer entered into a commitment letter, an engagement letter and a Joinder Agreement to the existing Credit Agreement of the Buyer (collectively, the “Commitment Documentation”) with Barclays Bank PLC, Citigroup Global Markets Inc., Deutsche Bank AG New York Branch, Deutsche Bank Securities Inc. and Royal Bank of Canada (together with their designated affiliates, the “Commitment Parties”), pursuant to which, among other things, the Commitment Parties, through the execution of the commitment letter and joinder agreement, committed to provide a term facility of up to EUR 1.3 billion, a revolving facility of up to $50 million, and an asset sale bridge facility of up to EUR 500 million (together, the “Facilities”). The commitments of the Commitment Parties to provide the Facilities are subject to customary conditions, including the completion of the Transaction, the accuracy of certain specified representations, the absence of a Company Material Adverse Effect (as defined in the Share Purchase Agreement) with respect to HEG, and other customary closing conditions.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Principal Accounting Officer
On December 7, 2016, the Board of Directors (the “Board”) of the Company confirmed that Ray E. Winborne shall serve as the principal accounting officer of the Company, effective December 31, 2016. Mr. Winborne will continue to serve the Company in the capacity of Chief Financial Officer and principal financial officer. As previously reported, Matthew B. Kelpy resigned from his position as Chief Accounting Officer and principal accounting officer on September 30, 2016, with such resignation to be effective on December 31, 2016. Additional information regarding Mr. Winborne and his background is included in the Company’s Current Report on Form 8-K filed on August 4, 2016, which information is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description
2.1
Agreement on the sale and purchase of all shares in Host Europe Holdings Limited and certain loan notes issued by Host Europe Finance Co. Limited, dated as of December 5, 2016, by and among Go Daddy Operating Company, LLC, Desert Newco, LLC, the Cinven Sellers identified on Schedule 1 thereto, the Minority Sellers identified in Schedule 2 thereto, the Management Sellers identified on Schedule 3 thereto, and Cinven Capital Management (V) GP Ltd, as the Sellers’ Representative.*

2.2	Management Warranty Deed, dated as of December 5, 2016, by and among Patrick Pulvermüller and Tobias Mohr and Go Daddy Operating Company, LLC.
* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. GoDaddy Inc. agrees to furnish supplementally to the SEC a copy of any omitted schedule or exhibit upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GODADDY INC.

By:	/s/ Nima J. Kelly
Nima J. Kelly Executive Vice President & General Counsel
Date: December 9 2016

Exhibit Index

Exhibit No.	Description
2.1
Agreement on the sale and purchase of all shares in Host Europe Holdings Limited and certain loan notes issued by Host Europe Finance Co. Limited, dated as of December 5, 2016, by and among Go Daddy Operating Company, LLC, Desert Newco, LLC, the Cinven Sellers identified on Schedule 1 thereto, the Minority Sellers identified in Schedule 2 thereto, the Management Sellers identified on Schedule 3 thereto, and Cinven Capital Management (V) GP Ltd, as the Sellers’ Representative.*

2.2	Management Warranty Deed, dated as of December 5, 2016, by and among Patrick Pulvermüller and Tobias Mohr and Go Daddy Operating Company, LLC.
* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. GoDaddy Inc. agrees to furnish supplementally to the SEC a copy of any omitted schedule or exhibit upon request.